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                                        EXHIBIT (10) (iii) 14

               Amendment to the Savings Incentive Plan
            of the Central Hudson Gas & Electric Corporation

          WHEREAS, Central Hudson Gas & Electric Corporation ("Corporation") has adopted, effective as of January 1, 1984, a Savings Incentive Plan which has been amended from time to time, and as last amended by instrument, dated September 24, 1993, said Plan is hereinafter called the "Plan," and
          WHEREAS, the Board of Directors of the Corporation approved a resolution at their meeting on December 17, 1993 which authorized the further amendment of the Plan to comply with certain changes in the Internal Revenue Code of 1986, as amended, effective by the Omnibus Budget Reconciliation Act of 1993.
          NOW, THEREFORE, the Plan is hereby further amended, effective January 1, 1994 as follows (all other terms and provisions of the Plan being hereby ratified, confirmed and approved), except that such amendment shall not be effective for Members of the Plan who are covered under a collective bargaining agreement until June 30, 1994:
          1. Section 1.12 of the Plan, is amended and as amended is restated to read as follows:
               "1.12 Compensation shall, except as provided for in Section 3.03(b) (i) with respect to Additional Company Contributions, mean the then current base rate of salary paid to a Member by the Company, prior to any salary reduction pursuant to Section 3.01 of this Plan and the Company's Flexible Benefit Plan, except that Compensation shall not exceed $150,000, subject to adjustment to take into account increases in the cost of living in accordance with Code Section 401(a) (17) (B). In determining the Compensation of an Employee for purposes of the $150,000 limitation, the rules of Code Section 414(q) (6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and lineal descendants of the Employee who have not attained age 19 before the close of the calendar year."
          IN WITNESS WHEREOF, the undersigned Chairman of the Board and Chief Executive Officer of Central Hudson Gas & Electric Corporation has signed this instrument this 17th day of December, 1993 as duly authorized by resolution of the Board of Directors.


                                   ______________________________
                                           John E. Mack III
                                      Chairman of the Board and
                                       Chief Executive Officer




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